Tecnoglass Appoints Carlos Alfredo Cure Cure as a New Director

Barranquilla, Colombia, September 16, 2019 — Tecnoglass, Inc. (NASDAQ: TGLS) (“Tecnoglass” or the “Company”), a leading manufacturer of architectural glass, windows, and associated aluminum products for the global commercial and residential construction industries, today announced the appointment of Carlos Alfredo Cure Cure to its board of directors, replacing Samuel R. Azout, who has chosen to resign from the board for personal reasons. Mr. Cure Cure brings more than 50 years of experience in private and public sectors, across different industries, along with robust board experience at multi-national companies, including publicly listed companies.

Lorne Weil, Chairman of the Board of Directors of Tecnoglass, commented, “Carlos Alfredo is an exceptional fit for our board and business culture. He brings interesting and relevant experience in a variety of sectors, with an impressive track record of leadership positions and transformational business strategies. We look forward to his value-add contribution to our Board as we look to further strengthen Tecnoglass’ industry position.”

Mr. Cure Cure currently acts as external advisor to Grupo Olímpica, one of the largest multi-industry conglomerates in Colombia, and is the former president of the Board of Directors of Ecopetrol S.A. (NYSE: EC), the leading oil & gas company in Colombia. From 2011 to 2013, Mr. Cure Cure served as the Colombian Embassador to Venezuela. Earlier in his carrier, he was the Financial Manager of Cementos del Caribe, General Manager of Cementos Toluviejo, General Manager of Astilleros Unión Industrial, and Sociedad Portuaria de Barranquilla. He has served as a board member of Avianca (NYSE: AVH) and Isagen, and is the former President of Bavaria S.A. (AB Inbev, EBR: ABI). Mr. Cure Cure earned a B.S. in Civil Engenieering from Universidad Nacional de Colombia.

Weil added, “We thank Sammy for his heartfelt dedication and insightful guidance during his tenure with Tecnoglass. We wish him the best in his future endeavors.”

About Tecnoglass

Tecnoglass Inc. is a leading manufacturer of architectural glass, windows, and associated aluminum products for the global commercial and residential construction industries. Tecnoglass is the #1 architectural glass transformation company in Latin America and the second largest glass fabricator serving the United States. Headquartered in Barranquilla, Colombia, the Company operates out of a 2.7 million square foot vertically-integrated, state- of-the-art manufacturing complex that provides easy access to the Americas, the Caribbean, and the Pacific. Tecnoglass supplies over 900 customers in North, Central and South America, with the United States accounting for more than 70% of revenues. Tecnoglass’ tailored, high-end products are found on some of the world’s most distinctive properties, including the El Dorado Airport (Bogota), 50 United Nations Plaza (New York), Trump Plaza (Panama), Icon Bay (Miami), and Salesforce Tower (San Francisco). For more information, please visit www.tecnoglass.com or view our corporate video at https://vimeo.com/134429998.

Forward Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on Tecnoglass’ current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of Tecnoglass’ business. These risks, uncertainties and contingencies are indicated from time to time in Tecnoglass’ filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Tecnoglass is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events and changes in assumptions or otherwise, except as required by law.

Investor Relations:

Santiago Giraldo

Chief Financial Officer

305-503-9062

investorrelations@tecnoglass.com